MILTOPE GROUP INC.


-----------------------------------------------------------------------

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

-----------------------------------------------------------------------

To the Stockholders of Miltope Group Inc.:

     The Annual Meeting of Stockholders (the "Meeting") of Miltope Group Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 3800 Richardson Road South, Hope Hull, Alabama, Thursday, July 17, 2003 at 10:00 A.M., Local Time, to consider and act upon the following:

     1. To elect five directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified; and

     2. To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record of the Common Stock, $.01 par value, of the Company at the close of business on April 22, 2003 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or postponements thereof. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.

     All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.


                                   By Order of the Board of Directors


                                   /s/ Tom B. Dake
                                   ------------------------------------
                                   TOM B. DAKE
                                   Secretary

Dated:  April 30, 2003

                               IMPORTANT
                               ---------
THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                          MILTOPE GROUP INC.

                      3800 Richardson Road South
                       Hope Hull, Alabama 36043
                            (334) 285-8665
                    ------------------------------
                            PROXY STATEMENT
                    Annual Meeting of Stockholders
                             July 17, 2003

                    ------------------------------

                                GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Miltope Group Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's corporate headquarters, 3800 Richardson Road South, Hope Hull, Alabama 36043, on Thursday, July 17, 2003, at 10:00 A.M., Local Time, and any adjournment or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 3800 Richardson Road South, Hope Hull, Alabama 36043. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is May 19, 2003.

     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) for the election as directors of persons who have been nominated by the Board of Directors and (ii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting provided the Company did not have notice of the matter at least 45 days before April 22, 2003. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                           VOTING SECURITIES

     Stockholders of record as of the close of business on April 22, 2003 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were outstanding 5,884,909 shares of the Common Stock, $.01 par value. There was no other class of voting securities outstanding at that date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business. If no direction is indicated the proxy will be voted for the election of the nominees for director. Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), a broker "non-vote" has no effect on the outcome of the election of directors or the establishment of a quorum for such election. The form of proxy does not provide for abstentions with respect to the election of directors; however, a stockholder present at the Meeting may abstain with respect to such election. The treatment of abstentions and broker "non-votes" with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock as of April 22, 2003:


                                                    Amount and
                                                    Nature of
                    Name and  Address               Beneficial     Percent
Title of Class      of Beneficial Owner             Ownership*     of Class
---------------     ----------------------------    -----------    --------
Common Stock        Modern Holdings Incorporated    3,664,478      62.3%
($.01 par value)    153 E. 53rd Street
                    Suite 5900
                    New York, NY 10022

Common Stock        Dimensional Fund                312,200 (1)     5.3%
($.01 par value)    Advisors Inc.
                    1299 Ocean Avenue
                    11th Floor
                    Santa Monica, CA  90401

*  Unless otherwise noted, all shares are directly owned.

(1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported beneficial ownership of 312,200 shares of the Company's
    Common Stock as of December 31, 2002.   According  to Dimensional, all of
    the shares are held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company, or in series of the DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional reported that it had sole dispositive power with respect to 312,200 shares, and sole voting power with respect to 312,200 shares.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, NOMINEES AND OFFICERS

     The following table sets forth certain information as of April 22, 2003, regarding the ownership of voting securities of the Company by
(i) each director and nominee of the Board of Directors of the Company,
(ii) each executive officer of the Company and Miltope Corporation named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group, and as to the percentage of outstanding shares held by them on that date:

                        Name of
                   Beneficial Owner           Amount and Nature of        Percent
Title of Class         Directors              Beneficial Ownership(1)     of Class
--------------     ----------------------     ------------------------    --------
Common Stock       William  L.  Dickinson      74,345 (2)                  1.3%
Common Stock       Henry Guy**                      0                         *
Common Stock       Jerry O. Tuttle             44,865 (3)                     *
Common Stock       David E. Marcus**                0                         *
Common Stock       Ronald V. Hite                   0                         *


                   Executive Officers
                   Who are not Directors
                   ----------------------
Common Stock       Thomas  R.  Dickinson       61,000 (4)                  1.0%
Common Stock       Robert  G.  Kaseta          60,000 (5)                  1.0%
Common Stock       Tom B. Dake                 25,950 (6)                     *
Common Stock       Jeffrey Q. Palombo          25,000 (7)                     *
Common Stock       Edward F. Crowell           22,270 (8)                     *
Common Stock       Executive  officers and
                   directors
                   as a group (10 persons)    313,430 (2)(3)(4)(5)         5.3%
                                                      (6)(7)(8)
-----------------

  *  Represents less than one percent of the class.
 ** Affiliated with Modern Holdings Incorporated, the principal stockholder of the Company

(1) Unless otherwise noted, all shares are directly owned. Includes shares that may be acquired pursuant to options exercisable on April 22, 2003, and within sixty days of April 22, 2003, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Represents 6,250 shares of Common Stock owned by Mr. Dickinson and 68,095 shares of Common Stock that Mr. Dickinson may acquire upon exercise of stock options.

(3) Represents shares of Common Stock that Mr. Tuttle may acquire upon exercise of stock options.

(4) Represents 1,000 shares of Common Stock owned by Mr. Dickinson and 60,000 shares of Common Stock that Mr. Dickinson may acquire upon exercise of stock options.

(5) Represents 1,200 shares of Common Stock owned by Mr. Kaseta, 54,500 shares of Common Stock that Mr. Kaseta may acquire upon exercise of stock options and 4,300 shares of Common Stock held by Mr. Kaseta's wife. Mr. Kaseta disclaims beneficial ownership of the shares owned by his wife.

(6) Represents 1,600 shares of Common Stock owned by Mr. Dake, 21,250 shares of Common Stock that Mr. Dake may acquire upon exercise of stock options and 3,100 shares of Common Stock owned by Mr. Dake's wife. Mr. Dake disclaims beneficial ownership of the shares owned by his wife.

(7) Represents 25,000 shares of Common Stock that Mr. Palombo may acquire upon exercise of stock options.

(8) Represents 20 shares of Common Stock owned by Mr. Crowell and 22,250 shares of Common Stock that Mr. Crowell may acquire upon exercise of stock options.

                PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      At the Meeting, five directors are to be elected to serve until the next annual meeting of stockholders and until their successors shall be duly elected and shall qualify. Unless otherwise specified, all proxies received will be voted in favor of the election of the five nominees of the Board of Directors named below as directors of the Company. Proxies cannot be voted for a number of directors greater than five. All of the nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present, a vote of a majority of the shares present, in person or by proxy, at the Meeting is required to elect each of the nominees as a director in accordance with the Company's By-Laws.

      The following table sets forth the names of the nominees, their ages, and their current positions with the Company:


       Name                   Age                 Title
---------------------        -----               --------
William L. Dickinson          79                 Director
Henry Guy                     35                 Director
Jerry O. Tuttle               68                 Director
Ronald V. Hite                59                 Director
David E. Marcus               37                 Director


      Mr. W. Dickinson has served as a director of the Company since February 1993. Mr. Dickinson served as United States Representative to Congress from the 2nd District of Alabama from 1964 to January 1993. Mr. Dickinson was a ranking Republican for eleven years on the House
Armed Services Committee, and a senior Republican on the House Subcommittee on Procurement and Military Systems and the House
Subcommittee on Military Installations and Facilities prior to his retirement in 1993.

      Mr. Guy has served as a director of the Company since October 2001. As Modern Holdings Incorporated's ("Modern Holdings") and GUI's President and Chief Executive Officer, Mr. Guy is responsible for oversight of corporate and portfolio company operations as well as new venture sourcing and creation. Mr. Guy joined Modern Holdings in 2000 after having spent 2 years as Chief Financial Officer of Modern Holding's portfolio company, Ephibian, Inc. Before joining Ephibian, Mr. Guy spent six years as a U.S. Naval officer, serving in a variety of operational assignments. Mr. Guy also sits on the boards of Contest, Inc., Bassett, Spruce Technologies, and Netcom AB.

      Mr. Tuttle has served as a director of the Company since February 1998. Most recently, Mr. Tuttle has been involved in the formation of several business to business e-commerce ventures. Mr. Tuttle served as Senior Vice President of ManTech International Corporation, ("ManTech") and President of ManTech Systems Engineering Corporation from October 1996 to January 2000. Prior to joining ManTech, Mr. Tuttle was associated with Oracle Government as Vice President, Business
Development and Chief Staff Officer. In December 1993, Mr. Tuttle retired from the United States Navy as a Vice Admiral. The culmination of his naval career was his assignment as Director of Space and Electronic Warfare, a position he held until his retirement.

     Mr. Hite has served as a director of the Company since April 2003. Mr. Hite currently serves as Chairman and Chief Executive Officer of Cypress International, Inc. a Virginia based defense consulting firm. Prior to joining Cypress, Mr. Hite had a distinguished 33 year career as an Army officer and retired in July, 1997 after having attained the rank of Lt. General. General Hite's last active duty assignment was as Military Deputy to the Assistant Secretary of the Army for Research, Development and Acquisition. In that position he was the senior military advisor to the Army Acquisition Executive and the Army Chief of Staff on all research, development and acquisition programs and related issues.

      Mr. Marcus has served as a director of the Company since April 2003. Mr. Marcus currently serves as Chairman of the Board of Great Universal, Inc. and Modern Holdings, Inc. and is the founder of Marcstone Capital Management, LP. Mr. Marcus has worked with Franklin Mutual Advisors, LLC (formerly Heine Securitites Corporation) since 1988 in various roles, most recently as Vice President and Director of European Investments.

      In addition to the foregoing directors of the Company, Mr. Thomas
R. Dickinson is President and Chief Executive Officer, and Mr. Tom B. Dake is Vice President Finance and Chief Financial Officer, of the Company and Miltope Corporation, an Alabama corporation ("Miltope").

      Mr. T. Dickinson (age 58) has served as President and Chief Executive Officer of the Company and Miltope Corporation since January 15,1999. Mr. Dickinson joined Miltope in October 1998 as Chief Operating Officer. In September 1998, Mr. Dickinson retired from the United States Army as a Brigadier General. Mr. Dickinson held several command and staff positions culminating in his final assignment as the Chief of Ordnance for the United States Army.

      Mr. Dake (age 50) has served as Vice President Finance and Chief Financial Officer of the Company and Miltope Corporation since April 21, 1999. Mr. Dake joined Miltope in May 1997 as Controller and served as Acting Chief Financial Officer from October 1998 through April 1999. Prior to joining Miltope, Mr. Dake served in a financial executive capacity with various manufacturing companies.

                    BOARD OF DIRECTORS AND COMMITTEES

      During the 2002 fiscal year, there were seven regular and special meetings of the Board of Directors.

      The Board of Directors has designated from among its members an Audit Committee, which consists of Mr. Tuttle, Mr. Dickinson, and Mr.
Guy. The Audit Committee, which reviews the Company's financial and accounting practices and controls, held two meetings during the fiscal year ended December 31, 2002. The Company has a Stock Option Committee of the Board of Directors for the Company's 1995 Plan that consists of Messrs. Guy and Tuttle. This committee met two times in 2002. The
Company has a Compensation Committee of the Board of Directors which reviews the compensation of the Company's employees, including establishing performance based bonuses for certain executive officers of the Company and Miltope. The Compensation Committee consists of Messrs. Guy and Tuttle. This committee met two times in 2002. The Company does not have a standing nominating committee.

      All directors attended at least 75% of the Board and committee meetings in 2002.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company was formed in 1984 as a wholly owned subsidiary of Stonebrook Group Inc., a Delaware corporation ("Stonebrook") which owned approximately 55.6% of the outstanding Common Stock of the Company through December 31, 1994. Miltope Corporation was formed in 1975 and was a wholly owned subsidiary of Stonebrook until it became a wholly owned subsidiary of the Company in June 1984. In January 1995, Modern Holdings Incorporated (formerly Xsource Corporation), a Delaware corporation, acquired 62.8% of the outstanding shares of the Common Stock of the Company pursuant to certain share exchange transactions with Stonebrook and Stuvik AB, a Swedish corporation and, at such time, a holder of 7.2% of the outstanding shares of the Company's Common Stock. Prior to June of 1999 Modern Holdings Incorporated was a subsidiary of Great Universal Incorporated, a Delaware corporation ("GUI"), and a wholly owned subsidiary of MIC-USA Inc. ("MIC-USA"), a Delaware corporation and a wholly owned subsidiary of MIC. In connection with the reorganization of GUI in June 1999, the Company became a subsidiary of GUI, which became a wholly owned subsidiary of Great Universal LLC, a Delaware limited liability company ("GU-LLC"), whose sole member from the date of reorganization until December 31, 1999 was MIC-USA. On December 31, 1999 MIC-USA formed The 1999 Great Universal LLC Trust (the "Trust") and assigned all ownership interest of GU-LLC to the Trust. In addition, Mr. Guy is President and Chief Executive Officer of both Modern Holdings Incorporated and GUI. Mr. Marcus is the Chairman of both Modern Holdings Incorporated and GUI.


      During 2002 and 2001, the Company recorded no sales to related companies and had no receivables from previous sales.

           COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

                      Summary Compensation Table

      The following table shows all the cash compensation paid or to be paid by the Company or by Miltope Corporation ("Miltope"), its wholly owned subsidiary, as well as certain other compensation paid or accrued during the fiscal years ended December 31, 2002, 2001 and 2000 to the President and Chief Executive Officer of the Company and the four other most highly compensated executive officers. There were no restricted stock awards or long-term incentive plan payouts to any of the executive officers named in the following table.

                                                            Long Term
                                                           Compensation
                                      Annual Compensation     Awards
                                      -------------------  -------------
                                                              Number
                                                                of
                                                            Securities       All
     Name and                                               Underlying      Other
     Principal Position        Year    Salary     Bonus       Options    Compensation
     -------------------       ----    ------     ------    ----------   ------------
     Thomas R. Dickinson       2002    $262,748   $    --   25,000        --
     President and             2001    $212,502    69,600   10,000        --
     Chief Executive Officer   2000    $208,400    69,600   10,000        --

     Tom B. Dake               2002    $157,354   $    --   20,000        --
     Vice President,           2001    $130,754    41,300   10,000        --
     Finance and Chief         2000    $120,284    40,550   20,000        --
     Financial Officer

     Robert G. Kaseta          2002    $164,362   $    --   20,000        --
     Vice President,           2001    $142,980    43,710    5,000        --
     Engineering of            2000    $136,776    46,119       --        --
     Miltope

     Jeffrey Q. Palombo        2002    $169,278   $    --   20,000        --
     Vice President,           2001    $136,480    50,900   10,000        --
     Business Development      2000    $121,455    49,982       --        --
     of Miltope

     Edward F. Crowell         2002    $127,112   $    --   10,000        --
     Vice President,           2001    $115,737    22,150    5,000        --
     Human Resources           2000    $109,658    21,755       --        --
     of Miltope


                   Option Grants in Last Fiscal Year

     The following table sets forth information with respect to grants of options to purchase shares of Class A Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 2002.
                           Individual Grants
                           -----------------



                       Number of   Percentof Total                               Potential Realizable Value
                       Securities      Options                                     at Assumed Annual Rates
                       Underlying     Granted to      Exercise or                of Stock Price Appreciation
                        Options     Employees in      Base Price    Expiration         For Option Term
Name                    Granted      Fiscal Year      ($/sh) (2)    Date (2)     ---------------------------
                                                                                  5% ($)             10% ($)
--------------------   ----------  -------------      ----------    ----------   --------          ---------
Thomas R. Dickinson     25,000     18.67%             $2.98         7/18/2002    $ 41,074          $ 101,167

Tom B. Dake             20,000     14.93%             $2.98         7/18/2002    $ 32,859          $  80,934

Robert G. Kaseta        20,000     14.93%             $2.98         7/18/2002    $ 32,859          $  80,934

Jeffery Q. Palombo      20,000     14.93%             $2.98         7/18/2002    $ 32,859          $  80,934

Edward F. Crowell       20,000     14.93%             $2.98         7/18/2002    $ 32,859          $  80,934

  (1) The exercise price is set by the Compensation Committee, but may not be less than the fair market value of the Common Stock on a date specified by the Committee within 10 business days of the date of the grant of the option. All options shown were granted on July 18, 2002.
  (2) Options will vest in four equal installments on each of the first four anniversaries of the date of grant.

            Stock Option and Fiscal Year-End Option Values
            ----------------------------------------------
       The following table presents the number of outstanding stock options and the aggregate dollar value of unexercised in-the-money stock options held by each of the executive officers included in the Summary Compensation Table at December 31, 2002.

                                                            Number of Securities
                        Number of                          Underlying Unexercised    Value of Unexercised In-The-
                         Shares                         Options at Fiscal Year-end  Money Options at FY-End (1)
                        Acquired                       ----------------------------------------------------------
       Name            on Exercise   Value Realized    Exercisable  Unexercisable   Exercisable   Unexercisable
-------------------    -----------   --------------    -----------  -------------   -----------   -------------

Thomas R. Dickinson     -0-          -0-               45,000       50,000          $ 56,060      $ 32,110

Tom B. Dake             -0-          -0-               16,250       38,750          $ 23,795      $ 26,045

Robert G. Kaseta        -0-          -0-               54,500       27,500          $ 21,888      $ 11,363

Jeffery Q. Palombo      -0-          -0-               25,000       30,000          $ 20,875      $ 14,125

Edward F. Crowell       -0-          -0-               22,250       15,750          $ 12,588      $  8,353


  (1) Value of unexercised in-the-money stock options is calculated by subtracting the aggregate exercise price of such options from the fair market value of the total number of shares underlying the in-the-money stock options on December 31, 2002 that was the last trading date of the year 2002. The last sale price of the Company's Common Stock on December 31, 2002 on The NASDAQ Stock Market was $2.97

The following table summarized information as of December 31, 2002, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted in the future.

                 Equity Compensation Plan Information
                 ------------------------------------


                       Number of         Weighted-
                      securities to       average          Number of securities
                      be issued upon   exercise price     remaining available for
                       exercise of     of outstanding      future issuance under
                       outstanding        options,          equity compensation
                        options,       warrants and           plans (excluding
                      warrants and        rights          securities reflected in
                         rights                                 column (a))
                     --------------    --------------     ------------------------
   Plan Category          <a>              <b>                      <c>

   Equity              438,489            $2.34                   61,511
   compensation
   plans approved
   by security
   holders (1)

   Equity              146,061            $1.64                  153,939
   compensation
   plans not
   approved by
   security
   holders (2)

        Total          584,550            $2.17                  215,450


  (1)  These plans are the Company's 1995 Stock Option and Performance
       Plan.

  (2)  These plans are those of the Company's outside directors.


                 Termination Policies and Arrangements
                 -------------------------------------
      The Company has in place severance and termination policies that include executive officers as well as all employees of the Company as of December 31, 2002.

                       Compensation Of Directors
                       -------------------------
      At a meeting of the Compensation Committee on April 23, 2003, it was determined that a change in the compensation of directors was necessary due to the additional accountability and responsibilities under Sabanes-Oxley. Additionally, there had been no Directors compensation changes in over five years. The following Director compensation went into effect as of the above meeting date.

      Directors receive an annual fee of $10,000 and an additional fee of $1,500 for each meeting of the Board of Directors attended by such director and $1,500 per meeting of a committee of the Board which is held on a day other than a day on which a Board meeting is also held. All directors are reimbursed for out-of-pocket expenses in attending such meetings.

      Additionally, all directors receive 4,000 shares of the stock of the Company at the initial commencement of their term as a director.

      All directors also receive stock options at the commencement of each year of service as a director entitling each to purchase up to 5,000 shares of the Company's Common Stock, for an exercise price equal to not less than 85% of the market value of the Common Stock covered by the options on the date of grant.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company believes that, during the fiscal year ended December 31, 2002, its executive officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The policies of the Compensation Committee regarding executive compensation are to determine compensation levels based upon a combination of corporate performance and individual performance measured against pre-established objectives that are determined each fiscal year by the Committee and approved by the entire Board of Directors. The goal is to achieve compensation levels that reflect both individual performance and incentives based upon common financial targets.

      The salary of the President and Chief Executive Officer is reviewed annually by the Compensation Committee with reference to a review of the compensation levels of chief executive officers of comparable companies in the defense electronics industry and of selected public companies in the geographic region of the Company which the Compensation Committee believes are competitors of, or similarly situated to, the Company. Based upon this review, the salary of the President and Chief Executive Officer is established. Compensation levels for other executive officers of the Company are similarly established. Salaries of the Company's executive officers are in the lower portion of the range of salaries paid by the other companies surveyed.

      Bonus targets are separately established at the beginning of each fiscal year with reference to the Company's performance measured against pre-set criteria principally relating to corporate income and growth. As of April 22, 2003, the Compensation Committee had not determined bonus amounts for executive officers of the Company.

     Grants of stock options, which generally vest over four years, are based in substantial part on the Committee's judgment as to the long-term incentive effect that a grant would have on the executive officer's and the Company's long-term performance.

      Payments of base salary for the 2002 fiscal year do not exceed $1 million for any named executive officer included in the Summary Compensation Table.

                                           COMPENSATION COMMITTEE


                                           Henry Guy
                                           Jerry O. Tuttle

  COMPARISON OF TOTAL STOCKHOLDER RETURN

      The following graph sets forth the Company's total stockholder return over a five-year period, beginning December 31, 1997, and ending December 31, 2002, as compared to the NASDAQ Stock Market Index and the NASDAQ Non-Financial Index. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the NASDAQ Stock Market Index and the NASDAQ Non-Financial Index.


            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
 MILTOPE GROUP INC., NASDAQ STOCK MARKET & NASDAQ NON-FINANCIAL INDEX

                        1997    1998     1999     2000     2001    2002
                        ----    ----     ----     ----     ----    ----
Nasdaq Stock Market     100     141      261      158      125      87

Nasdaq Non-Financial    100     147      288      168      129      84

Miltope Group Inc.      100      39       23       21       48      97


  NOTE - REFLECTS $100 INVESTED IN 1997 IN COMPANY STOCK AND REFLECTS
                YEAR-END VALUE FOR EACH RESPECTIVE YEAR

                               AUDITORS

      Deloitte & Touche LLP were the Company's independent public auditors for the fiscal year ended December 31, 2002. The Audit Committee of the Board of Directors will recommend the appointment of the auditors for the current fiscal year. It is expected that Deloitte & Touche LLP will be selected by the Audit Committee to serve as the Company's auditors for the current fiscal year. Representatives of Deloitte & Touche LLP intend to be present at the Meeting and available to respond to appropriate questions and, in addition, such representatives will be given an opportunity to make a statement at the meeting if they so desire.

                              AUDIT FEES

     The aggregate fees and expenses billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") which includes Deloitte Consulting for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $120,000.

                            ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2002 were $34,500, including an employee benefit plan audit of $10,000 and tax preparation and consultation services of $24,500.
     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                        AUDIT COMMITTEE REPORT

      In compliance with the requirements of the NASDAQ Stock Exchange, the Audit Committee of the Company adopted a formal written charter approved by the Board of Directors on July 20, 2000, which outlines the Audit Committee's responsibilities and how it carries out those responsibilities. In connection with the performance of its responsibilities under this charter, the Audit Committee has:

- Reviewed and discussed the audited financial statements of the Company with management;

- Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees):

- Received from the independent auditors disclosures regarding the auditors' independence required by Independence Standards Board
Standard   No.  1  and  discussed  with  the  auditors  the   auditors'
independence; and

- Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

-    Retained  Mr.  Guy  as  a  non-independent  member  of  the  Audit
Committee at the request of the Board of Directors. The Board of Directors has determined that it is in the best interest of the Company to retain Mr. Guy as not only a member of the Audit Committee but also as the financial expert for the Audit Committee until such time as a qualified replacement is recruited, certified and voted on to the Board of Directors and to the Audit Committee.

    The Board of Directors has determined that Mr. Guy qualifies as an audit committee financial expert within the meaning of SEC rules. The members of the audit committee are independent within the rules of NASDAQ with the exception of Mr. Guy as noted above.

                                           AUDIT COMMITTEE

                                           Henry Guy
                                           William L. Dickinson
                                           Jerry O. Tuttle




                             ANNUAL REPORT

      All stockholders of record as of April 22, 2003 are concurrently being sent a copy of the Company's Form 10K as filed with the United States Securities and Exchange Commission for the fiscal year ended December 31, 2002, which contains certified financial statements of the Company for the fiscal years ended December 31, 2002 and 2001.

STOCKHOLDER PROPOSALS

     Stockholder proposals must be received by January 3, 2003 in order to be considered for inclusion in proxy materials distributed in connection with the next annual meeting of stockholders. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                             MISCELLANEOUS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

      All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

      It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.


                                 By order of the Board of Directors


                                 /s/ Tom B.  Dake
                                 --------------------------------------
                                 TOM B. DAKE
                                 Secretary
April 30, 2003